                                           EXHIBIT 23(b) PAGE 1 of 1


                   CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-61317, 33-52031, 333-40993, 33-57417, and 33-556) of Norfolk Southern Corporation of our report dated January 19, 1998 on the consolidated financial statements of Conrail Inc. and subsidiaries for the year ended December 31, 1997, which appears in the Annual Report on Form 10-K of Norfolk Southern Corporation filed as of March 24, 1998.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Philadelphia, PA

March 24, 1998